UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2019

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block 10-1	Not Applicable
Blanchardstown Corporate Park, Ballycoolin	(Zip Code)
Dublin 15, Ireland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +353 1 485 1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
American Depositary Shares*		NASDAQ Stock Market LLC
Ordinary Shares**	AVDL	(NASDAQ Global Market)

*	American Depositary Shares may be evidenced by American Depository Receipts. Each American Depositary Share represents one (1) Ordinary Share.

**	Nominal value $0.01 per share. Not for trading, but only in connection with the listing of American Depositary Shares.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2019, David P. Gusky resigned from his position as the Corporate Controller & Chief Accounting Officer of Avadel Pharmaceuticals plc (the “Company”) and from all other positions he holds with the Company and each of its subsidiaries. In his capacity as Corporate Controller and Chief Accounting Officer, Mr. Gusky had served as the Company’s principal accounting officer. Mr. Gusky’s resignation is not the result of any dispute or disagreement with the Company. Upon Mr. Gusky’s resignation, Michael F. Kanan, the Company’s Senior Vice President, Chief Financial Officer, and principal financial officer, assumed the responsibilities of principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVADEL PHARMACEUTICALS PLC

By:	/s/ Phillandas T. Thompson
Phillandas T. Thompson
Senior Vice President, General Counsel and Corporate Secretary

Date: July 5, 2019